AMENDMENT TO FUND PARTICIPATION AGREEMENT

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THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 201   day of June,

2012 (this "Amendment"), by and among THE PRUDENTIAL INSURANCE  COMPANY OF AMERICA, ADVANCED  SERIES TRUST, AST INVESTMENT SERVICES, INC., and PRUDENTIAL INVESTMENTS  LLC (collectively, the "Parties"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement  (defined below).

RECITALS

WHEREAS, the Parties are parties to a Fund Participation  Agreement dated April28, 2008, as amended and supplemented  to date (the "Agreement"); and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety

Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration  of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1. Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference into this Amendment

[Intentionally Left Blank]

SCHEDULE A

All existing and future variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts.

IN WITNESS WHEREOF, the Parties have executed the Amendment as of the 20th day of June,

2012.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

By its authorized officer,

         By: /s/

Name: Stephen Pelletier

Title:   Senior Vice President

Date:   6/20/12

ADVANCED SERIES TRUST,

By its authorized officer,

By: /s/

Name:  Timothy  Cronin

Title:  Senior Vice President

 Date:  6-21-2012

AST INVESTMENT SERVICES, INC.,

By its authorized officer,

By: /s/

Name:  Timothy  Cronin

Title:  Senior Vice President

 Date:  6-21-2012

PRUDENTIAL INVESTMENTS, LLC,

By its authorized officer,
By: /s/

Name:  Timothy  Cronin

Title:  Senior Vice President

 Date:  6-21-2012